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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-68929, 333-64242 and 333-109332 on Form S-8 of our reports dated March 15,
2005 on the consolidated financial statements and financial statement schedule of Gevity HR, Inc. (the "Company") which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of the provisions of Emerging Issues Task Force Issue 03-6, Participating Securities and the Two Class Method under FASB Statement No. 128 and on management's report on the effectiveness of internal control over financial reporting (which expresses an adverse opinion and includes an explanatory paragraph relating to a material weakness identified), appearing in this Annual Report on Form 10-K of Gevity HR, Inc. for the year ended December 31, 2004.


Deloitte & Touche LLP

Tampa, Florida
March 15, 2005